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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
Henry Schein, Inc. 401(k) Savings Plan
Melville, New York

We hereby

consent to the incorporation by reference in the Registration Statement on Form S-8

(Nos. 333-283783, 333-283782, 333-
253633, 333-212994, 333-192788, 333-171400, 333-164360,

333-111914,

333-91778, 333-35144, 333-39893, 333-33193, and 333-
05453) of Henry Schein, Inc. of our report dated June 20, 2025, relating to the financial statements and supplemental schedule of the
Henry Schein, Inc. 401(k) Savings Plan which appear in this Form

11-K for the year ended December 31, 2024.
/s/ BDO USA, P.C.
New York,

New York
June 20, 2025